Exhibit 4.4

Amendment to Registration Rights Agreement

This amendment (the “Amendment”), is effective as of July 16, 2014 and is entered into by and between FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings LLC), a Delaware corporation (the “Company”), Bond Street Investors LLC (“BSI”), for the benefit of holders of Eligible Co-Investment Interests and Deutsche Bank Securities Inc. (the “Agent”), for the benefit of the Holders.

WHEREAS, the Company, BSI and the Agent entered into a Registration Rights Agreement (the “Original Agreement”) on November 12, 2009;

WHEREAS, the Company has obtained the consents of Holders beneficially owning not less than fifty percent (50%) of the outstanding Registrable Interests in accordance with Section 9(a) of the Original Agreement; and

WHEREAS, the Company, BSI and the Agent wish to amend the Original Agreement as contemplated below.

NOW, THEREFORE, the Company, BSI and the Agent hereby agree as follows:

Section 2(a) of the Original Agreement is hereby amended by substituting “ninety (90)” for “forty five (45)” therein.

Section 2(b)(iv) of the Original Agreement is hereby amended by substituting “ninety (90)” for “forty five (45)” therein.

Except as amended hereby, the Original Agreement shall continue to be and shall remain in full force and effect in accordance with its terms, and nothing in this Amendment shall be deemed to constitute a waiver of noncompliance by the Company or the Recipient with respect to any other term or provision of the Original Agreement. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Agreement. This Amendment may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.

FCB FINANCIAL HOLDINGS, INC.

By:	/s/ Vincent Tese
Name: Vincent Tese
Title: Executive Chairman

BOND STREET INVESTORS LLC

By:	/s/ Vincent Tese
Name: Vincent Tese
Title: Manager of Bond Street Management, LLC, the managing member

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Joseph P. Coleman
Name: Joseph P. Coleman
Title: Managing Director

By:	/s/ Jeff Mortara
Name: Jeff Mortara
Title: Managing Director